SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                           Amendment No.6
                                  to
                              FORM S-1/A
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Vibe Ventures Inc.
                               Nevada
                                 3577
       (Primary Standard Industrial Classification Code Number)


                                98-0578438
                (I.R.S. Employer Identification Number)

                           c/o Hong Mei Ma
                  Room 1707, 17th Floor, CTS Center
                        219 Zhong Shan Wu Road
                         Guangzhou, PR China
                                510030

                  Phone number: 011.86.13808821282

                          Vibe Ventures Inc.
                  Room 1707, 17th Floor, CTS Center
                        219 Zhong Shan Wu Road
                         Guangzhou, PR China
                                510030

                  Phone number: 011.86.13808821282





If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]



If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of large accelerated filer, accelerated filer, and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

     Large accelerated filer  ?    Accelerated Filer   ?
     Non-accelerated filer    ?    Smaller reporting company
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of     Amount to    Proposed     Proposed     Amount of
Securities   be           Maximum      Maximum      Registration
to be        Registered   Offering     Aggregate
Registered                Price (1)    Offering     Fee (1)
                                       Price (1)

Common       2,000,000M   $20,000      $20,000      111.60
Stock (1)



(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

 PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED January 20, 2011
                             VIBE VENTURES INC.
   UP TO A MAXIMUM OF 2M SHARES OF COMMON STOCK AT $0.01 PER SHARE

We are offering for sale a maximum of 2,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.01 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01-per share. If all shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. If all of the shares offered by us are purchased, the gross proceeds to us will be $20,000. This is our initial public offering and no public market currently exists for shares of our common stock.

We intend for our common stock to be sold by Hong Mei Ma.
Such persons will not be paid any commissions for such sales.

 We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.
 Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

Until _________, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS"

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.>Until March 18, 2010 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.
This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

3

 The date of this prospectus is January 20, 2011
 _______________________________________

TABLE OF CONTENTS

Prospectus Summary                                       p.5

The Offering                                             p.6

Selected Summary Financial Data                          p.7

Risk Factors                                             p.8

Use of Proceeds                                          p.12

Dilution                                                 p.13

Our Business                                             p.20


 MANAGEMENT'S DISCUSSION
ANALYSIS OR PLAN OF OPERATION                        p.23


Recently Issued Accounting Pronouncements                p.27

Market for Common Equity                                 p.28

Directors, Executive Officers, Promoters, Control        p.29
Persons

Executive Compensation                                   p.30

Certain Relationships and Related Transactions           p.31

Security Ownership of Certain Beneficial Owners and      p.31
Management

Description of Securities                                p.32

Plan of Distribution                                     p.32

Regulation M                                             p.35

Experts                                                  p.36

Interest of Named Experts and Counsel                    p.36

Available Information                                    p.37

Financial Statements                                     p.46-49

4

As used in this prospectus, references to the "Company," "we,"
"our," or "us" refer to Vibe Ventures Inc., unless the context otherwise indicates.

           A CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

 This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as may, should, expects, plans, anticipates, believes, estimates, predicts, potential, or continue or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors, that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                          PROSPECTUS SUMMARY
 The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

OUR COMPANY
 We were incorporated in Nevada on, October 29, 2009 and are a company in the development stage. Vibe Ventures Inc. does not have any revenues or operations, and we have minimal assets and have incurred a deficit of $257.00 since inception. We intend to open a chain of Interactive Travel Stations throughout various cities in China.

Our principal offices are located at, Room 1707, 17th Floor, CTS
Center, 219 Zhong Shan Wu Road, Guangzhou, PR China, 510030.  Phone:
011.86.13808821282. All references to "we," "us," "our," or
similar terms used in this prospectus refer to Vibe Ventures
Incorporated. Our fiscal year end is October 31, 2009.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note, we have not generated any revenues to date, we do not yet have any products available for sale, and we do not have a fully operational valid working prototype of our proposed product.

5

OUR DIRECT PUBLIC OFFERING
 We are offering for sale up to a maximum of 2,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $20,000. The expenses associated with this offering are estimated to be $5,000 or approximately 25% of the gross proceeds of $20,000 if all of the shares offered by us are purchased. If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering. If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that our offering expenses may exceed our gross proceeds.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

 The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange
Commission. However, we may extend the offering for up to 90 days following the six month offering period.

                             THE OFFERING

Total shares of common stock outstanding prior to the offering
       4,000,000 shares

Shares of common stock being offered by us
           2,000,000 shares

Total shares of common stock outstanding after the offering
      6,000,000 shares

Gross Proceeds:
Gross proceeds from the sale of up to 2,000,000 shares of our common stock will be $20,000.Use of proceeds from the sale of our shares will be used as general operating capital

Risk Factors:
There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors."

6

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our audited financial statements and notes thereto included elsewhere in this prospectus.


                     October 29th Through  Three Months Ended
                     October 31st, 2009    January 31, 2010
                     (Audited)

(Loss) from          $257                  $1,515
Operations:

Total Revenues       $ -                   $ -

Weighted average     4,000,000             4,000,0000
number of common
shares outstanding
- Basic and Diluted



Balance Sheet

                     October 29th through  Three Months Ended
                     October 31st, 2009    January 31, 2010
                     (Audited)

Cash in Bank         $4,083                $2,568

Total Current Assets $4,083                $2,568

Total Assets         $4,083                $2,568

Total Current        $340                  $340
Liabilities

Total Liabilities    $340                  $340

Total Stockholders'  (257)                 (1772)
(deficit)

Total Liabilities    $4,083                $2,568
and stockholders'
equity

7


RISK FACTORS
 This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

The Company may have limited reporting obligations under Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Company is required to file periodic reports with the SEC when the Company issues any class of securities for which a registration statement is filed pursuant to the Securities Act of 1933 (The "Securities Act"). The reporting obligations under Section 15(d) are automatically suspended when (1) the Company lists said equity on an exchange), or (2) at the beginning of the Company's fiscal year, the class of securities covered by the registration statement is held of record by fewer than 300 persons.

 RISKS RELATING TO OUR COMPANY

1. We are a company that is in the development stage with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on October 29, 2009 for the purpose of engaging in the development, and sale of travel advertising systems. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful development of our advertising software. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in the tourism industry. Our Company is a highly speculative venture involving significant financial risk. For more information on this software, see page 30.

2. We lack an operating history and have losses that we expect to continue into the future. There is no assurance that our operations will produce profitable revenues. If we cannot generate revenues that will produce profitably, we will cease operations and you will lose your investment.

We were incorporated on October 29, 2009 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $257. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:
     *    completion of this offering;
     * our ability to attract customers who will buy our goods from us; and,
     * our ability to generate revenues through the sale of our goods.

8

Based upon current plans, we expect to incur operating losses in future periods since we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

3. There is no guarantee that anyone will use the service we are providing.
We will start out with no customer user base. Furthermore, we do not actually have any Interactive Terminals created as of yet. How successful our business grows will be heavily dependent on the public taking an interest in our travel stations. A lack of interest by the public and therefore growth would ultimately cause the termination of operations. We do not know how many potential users we will gain or how many of those will decide to use our service, if any decide to at all.

4. We are entirely dependent upon the funds to be raised through this offering to start our business. The proceeds of this may be insufficient to achieve sufficient revenue. If we need additional funds and are unable to raise them we will have to terminate our operations.

There is not enough cash on hand to fund our administrative expenses and operating expenses or our proposed Interactive travel tourist kiosk program for the coming months. Because we do not expect to have any cash flow from operations at first, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

5. Because our director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from growing and result in a lack of interest that may cause us to suspend or cease operations.

Our sole officer and director, Hong Mei Ma will only be devoting limited time to our operations. Ms. Ma, our president and director is currently employed as a Chief Web Designer at Minghui IT Group and will be devoting approximately 20 hours per week of her working time to our operations. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible termination of operations.

6. Because our Director has no experience in running a company that sells Interactive Travel Stations, she may not be able to successfully operate such a business which could cause you to lose your investment.

9

We are a development stage company. Hong Mei Ma, our current Director and officer, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our Director and officer do not have any experience in operating a company that sells Interactive Travel Stations. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.



RISKS ASSOCIATED WITH THIS OFFERING:

1. Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account. As such, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

2. Because our director, who is also our promoter, will own 67% of our total outstanding common stock, she will retain control of the company and will be able to decide who will be directors and you may not be able to elect any directors. This could decrease the price and marketability of our shares.

 Even if we sell all 2,000,000 shares of common stock in this offering, Hong Mei Ma will own 67% of the total outstanding common stock. As a result, after completion of this offering, regardless of the number of shares we sell, Ms. Ma will be able to elect all of our directors and control our operations. This could decrease the price and marketability of our shares.

3. There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.
 There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

10

4. Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

 The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

 Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.
 We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

11

5. The FINRA sales practice requirements may limit a stockholders ability to buy and sell our stock.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

6. We might be required to obtain special licenses, or meet special regulatory requirements before establishing our business, other than a business license. If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of any of our intended services, then our business may suffer. For example, if we were required to obtain a government issued license for the purpose of distributing our video units, then we may not be able to qualify for such a license. If such a licensing requirement existed, and we were not able to qualify, then our business would suffer.


USE OF PROCEEDS

The net proceeds to us from the sale of up to 2,000,000 shares offered at a public offering price of $0.01 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated approximately $5,000 for legal, accounting, and other costs in connection with this offering. The remaining funds (up to $15,000) will go towards the contracting of a hired software developer. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares.

Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.


                               10%        25%         50%

General Working Capital        $1,000     $1,000      $1,000

Software Development Costs     $0         $4,000      $8,000

Total                          $1,000     $5,000      $10,000



12



The proceeds from this offering, at any amount, will allow us to operate for twelve months. Ms. Ma, our sole officer and director determined that the funds would last twelve months, including filing reports with the Securities and Exchange Commission as well as the business activities contemplated in our business plan.

If 10% of our shares are sold, it will enable us to build the basis of our operations, which include the development of our advertising system. For more information regarding our systems development, please refer to the business section. Our anticipated expenditures will be lower in the event that we sell 10% of our total common shares offering relative to a maximum sale. If we sell 50% of our common shares, we anticipate greater spending to access our markets and drive consumer demand.


After the completion of this offering, we intend to initiate the development of our website "WWW.VIBEVENTURES.COM.COM", and develop our software.
We intend to hire an outside web designer to assist us in designing and building our website.
The cost of establishing a website is estimated to be between $4,000 to $8,000.








CAPITAL STOCK

On October 29, 2009, the Company issued 4,000,000 common shares at $0.001 per share to the sole director of the Company for the total proceeds of $4,000.


The proceeds from the offering will allow us to operate for twelve months provided the entire offering of 2,000,000 shares is subscribed for. Hong Mei Ma, our officer and director determined that the funds would last twelve months, including filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan.

                       DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise $20,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were:
     *    our lack of operating history;
     *    the proceeds to be raised by the offering;
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder; and
     *    our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered. Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

IF 100% OF THE SHARES ARE SOLD:
 Upon completion of this offering, in the event all of our shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $19,000 or approximately $0.00317 per share. The net tangible book value of the shares held by existing stockholders will be increased by $0.00223 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.00317 per share.

13

After completion of this offering, if 2,000,000 shares are sold, you will own 33.333% of the total number of outstanding shares for which you will have made a cash investment of $20,000, or $0.01 per share. Our existing stockholder will own 66.666% of the total number of outstanding shares for which they have made cash contributions totalling $4,000 or approximately $0.001 per share.

                       Shares

                       Number      Percent       Amount

Existing Stockholders  4,000,000   67%           $4,000

New Investors at 10%   200,000     4.76%         $2,000

New Investors at 25%   500,000     11.11%        $5,000

New Investors at 50%   1,000,000   20%           $10,000

New Investors at 100%  2,000,000   33.33%        $20,000

Total                  6,000,000   100%          $24,000



PLAN OF DISTRIBUTION: TERMS OF THE OFFERING

 We are offering up to 2,000,000 shares of common stock on a self-underwritten basis, no minimum shares. The offering price is $0.01 per share. Funds from this offering will be placed in a separate bank account at US Bank, 2385 North Oxnard Boulevard, Oxnard, CA, USA, 93036. The funds will be maintained in a separate bank until we receive a minimum of $4,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment. During the 180 day period, no funds will be returned to you. You will only receive a refund of your subscription within the 180 day period referred to above. There are no finders involved in our distribution.

Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if there is a material change in the terms of the offering. The following are material changes that would entitle you to a refund of your money:
     *    an extension of the offering period beyond  180 days;
     *    a change in the offering price;
     *    a change in the minimum sales requirement;
     * a change to allow sales to affiliates in order to meet the minimum sales requirement; or
     * a change in the amount of proceeds necessary to release the funds held in the separate bank account.

If any of the above material changes occur, a new offering may be made by means of a post-effective amendment.

14

We will sell the shares in this offering through Ms. Ma, our sole officer and director. She will not receive a commission from the sale of any shares. She will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

 2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

 3. The person is not at the time of their participation, an associated person of a broker/dealer; and,


4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ms. Ma is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. She will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Ms. Ma will also distribute the prospectus to potential investors at meetings, to business associates and to his friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum. We intend to sell our shares outside of the United States.

15

SECTION 15(g) OF THE EXCHANGE ACT - PENNY STOCK RULES

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

* contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

* contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

* contains a brief, clear, narrative description of a dealer market, including "BID" and "ASK" prices for penny stocks and the significance of the spread between the bid and ask price;

 * contains a toll-free telephone number for inquiries on disciplinary actions;

* defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

* contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:
     *    with bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

16

 OFFERING PERIOD AND EXPIRATION DATE
 This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 180 days, which we may extend by 90 days, or sooner if the offering is completed or otherwise terminated by us.
 We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING
 We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. Execute and deliver a subscription agreement, a copy of which is included with the prospectus; and

2. Deliver a check, wire transfer, bank draft or money order to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Vibe Ventures
Inc.

RIGHT TO REJECT SUBSCRIPTIONS
 We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

PERCENT OF NET PROCEEDS RECEIVED

                   60%             80%     100%

Shares Sold         1.2M      1.6M         2M

Gross Proceeds     $12,000    $16,000      $20,000

Less Offering      $133.92    $178.56      $223.20
Expenses

Net Offering       $11,866.08 $15,821.44   $19,776.80
Proceeds


The Use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates. For scenarios involving selling less than 60%, please see page 18.
17

                   60%             80%     100%

General working     $4,000    $4,000       $4,000
capital

Prototype            $4,000      $8,000       $8,000
development costs

Sales and            $4,000      $4,000       $8,000
Marketing

Total                $12,000     $16,000     $20,000



Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

DETERMINATION OF OFFERING PRICE
 Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.001 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

18

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION
 Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible book value as of October 29, 2009 was $3,743 or $0.00093575 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of October 29, 2009, as adjusted to give effect to the receipt of net proceeds from the sale of 2,000,000 shares of common stock for $0.01, which represents net proceeds after deducting estimated offering expenses of $5,000. This represents an immediate increase of $0.00395 per share to existing stockholders and an immediate and substantial dilution of $0.00605 per share, or approximately 94%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of October 29, 2009, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.01 per share of common stock.

                       Shares

                       Number      Percent       Amount

Existing Stockholders  4,000,000   67%           $4,000

New Investors at 100%  2,000,000   33.33%        $20,000

Total                  6,000,000   100%          $24,000







19

                             OUR BUSINESS

GENERAL DEVELOPMENT
 We were incorporated in Nevada on October 29, 2009 and we are a development stage company. We intend to engage in the travel and tourism industry via the Internet and interactive software applications.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither Vibe Ventures Inc., nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Our principal office is located: Room 1707, 17th Floor, CTS
Center, 219 Zhong Shan Wu Road, Guangzhou, PR China, 510030.  Phone:
011.86.13808821282.

 BUSINESS SUMMARY AND BACKGROUND
 We were incorporated in Nevada on October 29, 2009. We have not started operations. We are developing a website "www.vibeventures.com " and also designing and developing our "Video Library" which will advertise our product, our prices and would be delivered to all residents in the area. Any funds raised by this offering will go towards the development and creation of the software that will be used to promote and advertise the various places of interest for the tourist. In the beginning of our business operations, we plan to advertise our business on the local billboards that will promote our business. We intend to have our first video units in operation.

We have not yet generated any revenues and the only operations that we have engaged in is the development of a business plan. Our business office is located: Room 1707, 17th Floor, CTS Center,
219 Zhong Shan Wu Road, Guangzhou, PR China, 510030. Phone:
011.86.13808821282.  This is the office of our President, Hong
Mei Ma. Vibe is not required to pay for office space at this time. There are no understandings or agreements currently in place for Vibe to pay rent in the future. Ms. Ma is allowing the company to occupy office space that she has arranged at no cost to the company.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not yet begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations. We anticipate that should we raise the full $20,000 that we will be able to fully fund the creation of our primary software advertising system. Conceptually, this system will operate much like a kiosk on a touch screen in areas of high foot traffic. Any amount less than the full amount will still be put towards the creation of this software, but it is unlikely that anything less than the full amount will allow for the full creation of this software. Furthermore, there is no guarantee that the full amount will cover all the costs of this task even though we anticipate that this money should cover the costs.

20


 We have not yet conducted our development towards our advertisement system. Moreover, we will require to raise new capital through this offering to initiate our development in this system. Provided that we raise the maximum of $20,000, we anticipate our advertisement system will be fully developed within 120 days after receiving our funds. Once we have completed our development stage, we will be deploying our system throughout China. If we are unable to raise our $20,000 target, we may face budgetary constraints during our systems development stage, therefore, our planned business launch in China may be delayed until additional capital is raised.


While we are near the end stages of our system development, we will initiate our marketing strategies. Our marketing campaign objectives are to educate and generate awareness before our product is launched. If we can raise above 50% of our maximum shares offering, we will employ our marketing campaign for the next twelve months.










We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or advisory services by the public.



OUR STRATEGY
We intend to put our VIDEO UNITS in centres all around China.
Currently, we do not have any customers or any contracts for our services. We also have not yet commenced any operations.

TARGET MARKET
 We intend to target cities in China.

REGULATORY REQUIREMENTS
 We might be required to obtain special licenses, or meet special regulatory requirements before establishing our business, other than a business license. If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of any of our intended services, then our business may suffer. For example, if we were required to obtain a government issued license for the purpose of distributing our video units, then we may not be able to qualify for such a license. If such a licensing requirement existed, and we were not able to qualify, then our business would suffer.

MARKETING
 Initially, our services will be promoted by Ms. Ma. She will discuss our services with his friends and business associates. We also anticipate utilizing other marketing avenues in our attempt to make our services known to the general public and attract potential customers. These marketing activities will be designed to inform potential customers about the benefits of using our services and may include the following: development and distribution of marketing literature; direct mail and email advertising; billboards advertisement and, promotion of our web site.

REVENUE
 We intend to generate revenues by selling our goods and services. Therefore, we will require substantial start-up capital in order to setup our distribution and begin operations. Hong Mei Ma, our president, will be devoting approximately 20 hours a week of her time to our operations.





 Once we begin operations Ms. Ma has agreed to commit up to an additional 10 hours a week if necessary .
Because Ms. Ma will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Ms. Ma . As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES
 We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees when they are needed.

21

OFFICES
 Our offices are currently located at Room 1707, 17th Floor, CTS
Center, 219 Zhong Shan Wu Road, Guangzhou, PR China, 510030.  Phone:
011.86.13808821282.

MANAGEMENT OFFICERS AND DIRECTORS
 Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one year and serves until his successor is duly elected and qualified, or until she is removed from office. Our board of directors has no nominating, auditing or compensation committees.
 The name, address, age and position of our sole officer and director is set forth below:
 Name and Address: Hong Mei Ma, Room 1707, 17th Floor, CTS
Center, 219 Zhong Shan Wu Road, Guangzhou, PR China, 510030.  Phone:
011.86.13808821282.

 The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

BACKGROUND OF OUR SOLE OFFICER AND DIRECTOR

1991-1995 University of Zhejiang 388 Yuhangtang Road
                   Hangzhou, Zhejiang, Bachelor Degree of Computer
Science
1996-1998  University of Zhejiang 388 Yuhangtang Road
                    Hangzhou, Zhejiang Master Degree of Computer
Science
1999-Present  Chief Web Designer @ Minghui IT Group
                   301-588 Huaqiaocheng, Shenzhen, Guangdong







 Ms. Ma's experience as the Chief Web Designer at Minghui IT
Group
includes the following:
*Researched and analyzed client web specification requirements
*Managed and assembled cross functional teams
*Developed and produced websites and databases
*Provided innovative and creative solutions to problem solving
*Stimulated team creativity during production phases



Ms. Ma's experience, qualifications, and skill from her background in computer science and web design lead us to the conclusion that the she should serve as a director for the registrant, in light of the registrant's business and structure. Her general information technology and programming skills will benefit the development of the software and hardware platform of the video library the registrant is attempting to compile. Furthermore, in assembling and managing the proper computer consultant team.

Ms. Ma has not held any other directorships held, or any other directorships during the past five years. No petition for bankruptcy or insolvency law has been filed by or against Ms. Ma, and Ms Ma has not been convicted in a criminal proceeding or has been a named subject of a pending criminal proceeding nor the subject of any order, judgment, or decree, permanently or temporarily enjoining her from, or otherwise limiting, the following activities.

RESEARCH AND DEVELOPMENT
 We have not incurred costs to date and are not currently conducting any research and development activities. We do, however, have plans to undertake research and development activities during our first year of operation. If we are able to raise funds in this offering, we will retain one or more third parties to conduct research and development concerning our adapters and to develop a prototype model. We have not yet entered into any agreements, negotiations, or discussions with any third parties with respect to such research and development activities. We do not intend to do so until we commence this offering. For a detailed description see "Plan of Operation."

22

DESCRIPTION OF PROPERTY
 Our Principal executive offices are located at c/o Hong Mei Ma, Suite 600 10617 105 Street NW Edmonton, Alberta, T5H 4P7. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

Ms. Ma is providing office space to the company for no charge.
There are no arrangements for the office to lease or pay for the office space once the company begins operations.



MANAGEMENT'S DISCUSSION
ANALYSIS OR PLAN OF OPERATION

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

We are a development stage corporation and have not started operations and have not yet generated or realized any revenues.

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues, and, as such, if we do not raise at least $16,000 from our offering we will not have sufficient funds to operate the company for one year. If we are unable to raise funds, we may attempt to sell the company or file for bankruptcy. Our current cash resources will allow us to operate for a further three months.

We have only one officer and director. She is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, she will be responsible for the administration of the controls.

23

Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

Depending on the relative success of this offering, the following table details how we intend to use the funds to execute our plan of operation. All amounts listed below are estimates.

                   60%             80%     100%

General working      $4,000      $4,000       $4,000
capital

Software             $8,000      $8,000      $12,000
development costs

Sales and            $0,000      $4,000       $4,000
Marketing

Total                $12,000     $16,000     $20,000



We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not presently have any plans, arrangements, or agreements to sell or merge our Company.

Assuming the 2,000,000 share offering is fully subscribed for in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase any significant equipment. Further we do not expect significant changes in the number of employees. Furthermore, any amount raised by the offering less than 2,000,000 shares will allow this company to move forward in developing the required software. There is no minimum amount of cash required to initiate development. Funds raised by this offering will allow for this development until the final product has been reached or the offering time has expired, whichever occurs first.

Upon completion of our public offering, our goal is to commence our operations. We intend to accomplish the foregoing through the following milestones:

   1. Complete our public offering. We believe that we will raise sufficient capital to begin our operations, and we believe that this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

 2. After completion of the offering, we will immediately begin to develop our website. We believe that our website can be fully operational within 90 days. We also intend to design and develop our "Video Catalogue" which will advertise our product and our prices. In the beginning of our business operations we plan to advertise our business on the local billboards.

24

 3. After our website is established, we intend to begin to market our business to potential customers and investors through our website, our catalogue, billboard advertisement and by personal contacts through Ms. Ma, our president. We will also design a catalogue and deliver it to the mailboxes of the residents in the area of the cities in China.

Within 120 days after we complete our public offering, we should be in the position to establish our first list of distribution sites. We will attempt to open our business on a cost-sharing basis with potential vendors in China. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL
 There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not yet generated any revenues.
We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

 In addition to this offering, we are seeking equity financing in order to obtain the capital required to implement our business plan.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available to us on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing shareholders.

RESULTS OF OPERATIONS
We have not yet started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations within 120 days after we complete this offering.

Since inception, we have issued 4,000,000 shares of common stock to our sole officer and director.

GENERAL WORKING CAPITAL
 To meet our need for cash we are attempting to raise money from this offering.
We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract customers to utilize our units, we may use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to continue our operations. At present, we have not made any arrangements to raise additional capital, other than through this offering.

25

Our sole officer and director is willing to loan us money for our operations until this offering has been completed or until the offering period has expired.

If we need additional capital and cannot raise it we will either have to suspend operations until we do raise the capital or cease operations entirely. If we raise the minimum amount of money from this offering, it will last one year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 4,000,000 shares of common stock pursuant to an exemption from registration contained in Regulation S of the General Rules and Regulations promulgated under the Securities Act of 1933. This was accounted for as a sale of common stock.

As of October 31, 2009, our total assets were $4,083 and our total liabilities were $340.

We may be wrong in our estimates of funds required in order to proceed with developing executing our general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by borrowing money. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we do not raise at least $20,000 from our offering we will not have sufficient funds to develop our units. If we are unable to raise funds, we may attempt to sell the Company or file for bankruptcy. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

OTHER
 Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

26

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
 In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.
 In September 2006, the FASB issued SFAS No. 158, Employers Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 88, 106, and 132(R). This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value
Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.
An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation.
The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

27

OFF-BALANCE SHEET ARRANGEMENTS
 We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

INFLATION
 The amounts presented in the financial statements do not provide for the effect of inflation on the Company's operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

MARKET FOR COMMON EQUITY
RELATED STOCKHOLDER MATTERS

MARKET INFORMATION
 There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY
 We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS
We have no equity compensation plans.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS

28

DIRECTORS AND EXECUTIVE OFFICERS
 The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of October 31, 2009.

Name                  Age                   Positions and
                                            Offices Held

Hong Mei Ma           36                    President and
                                            Director



Our Director will hold office until the next annual meeting of our stockholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of the director over the last 5 years.

 There are no familial relationships among any of our Directors or officers. None of our Directors or officers is a Director in any other U.S. reporting companies except as mentioned above. None of our Directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company's officers or Directors, or any associate of any such officer or Director, is a party that are adverse to the Company. We are also not aware of any material interest of any of our officers or directors that is adverse to our own interests.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

AUDIT COMMITTEE AND FINANCIAL EXPERT
 We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will. The policy of having no committee will change if the constitution of one such becomes necessary as a result of growth of the Company or as mandated by public policy.

 CODE OF ETHICS
 We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the first quarter of 2010.

POTENTIAL CONFLICTS OF INTEREST
 Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors.

29

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
 We are not aware of any material legal proceedings that have occurred within the past five years concerning any Director, Director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION
 We have not paid, nor do we owe, any compensation to our executive officer. We have not paid any compensation to our officers since our inception.

We have no employment agreements with any of our executive officers or employees.



SUMMARY COMPENSATION TABLE

Name          Year Salary  $   Bonus $    Stock        Option      Non-Equity     Non-qualified  All Other    Total $
and                                       Awards $     Awards $    Incentive      Deferred       Compensation
Principal                                                          Plan           Compensation   $
Posit                                                              Compensation $ Earnings $
ion


Hong Mei Ma   2008 0           0          0            0           0              0              0            0
Chief
Executive


Hong Mei Ma
Chief         2009 0           0          0            0           0              0              0            0
Executive

 (1)  We were incorporated on October 29, 2009.




OPTION/SAR GRANTS
 We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS
 We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

30

COMPENSATION OF DIRECTORS
 There are no arrangements pursuant to which our Director is or will be compensated in the future for any services provided as a Director.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
CHANGE-IN-CONTROL ARRANGEMENTS
 There are currently no employment agreements or other contracts or arrangements with our officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of any of our Directors, officers or consultants. There are no arrangements for our Directors, officers, employees or consultants that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
 Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On October 29, 2009, we subscribed 4, 000, 000 shares of our common stock to Ms. Hong Mei Ma our President and Director, for a payment of $4,000. 2008. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On October 29, 2009, Ms. Hong Mei Ma loaned the company $340.

DIRECTOR INDEPENDENCE
 We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of independent Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group.

Name and Address of Beneficial   Number of Shares of Common   Percent of common stock
owner                            Sotck Beneficially Owned or  beneficially owned or right
                                 Right to direct vote (1)




Hong Mei Ma                      4,000,000                        100%

31

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

 LEGAL PROCEEDINGS
  There are no pending legal proceedings to which the Company or any Director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

 DESCRIPTION OF SECURITIES
  The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

 OUR COMMON STOCK
  We are authorized to issue 2,000,000, shares of our Common Stock, $0.001 par value, of which, as of October 29, 2009 2,000,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratebly in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no pre-emptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

 OUR PREFERRED STOCK
  We are not authorized to issue shares of preferred stock.

  PLAN OF DISTRIBUTION
  We are offering for sale a maximum of 2,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.01 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. If all 4,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

32

 Our offering price of $0.01 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

 We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application.

 There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.
  We intend to sell the shares in this offering through Ms. Hong Mei Ma who is the officer of the Company. She will receive no commission from the sale of any shares. She will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

 1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

 2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

33

 3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

  4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs
 (a)(4)(i) or (a)(4)(iii).

 Hong Mei Ma is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She is and will continue to be our officer at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. She has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

 She will not utilize the Internet to advertise our offering.

  OFFERING PERIOD AND EXPIRATION DATE
  This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

 PROCEDURES FOR SUBSCRIBING
  We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

  1. execute and deliver a subscription agreement

 2. deliver cash, a check or certified funds to us for acceptance or rejection.

  All checks for subscriptions must be made payable to "Vibe
 Ventures Inc."

  RIGHT TO REJECT SUBSCRIPTIONS
  We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

 UNDERWRITERS
  We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

34

  REGULATION M
  We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

  SECTION 15(G) OF THE EXCHANGE ACT
  Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

 Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

 Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

  Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

  Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

 Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

  Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

  Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

35

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
 AND FINANCIAL DISCLOSURE
  There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
  Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Nevada law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 LEGAL MATTERS
  The validity of the securities offered hereby will be passed upon for us by the law firm of Stepp Law Corporation.

  EXPERTS
  Our financial statements as of October 31, 2009 and for the period then ended and cumulative from inception (October 29, 2009), appearing in this prospectus and registration statement have been audited by an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

 INTEREST OF NAMED EXPERTS AND COUNSEL
  No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

36

 AVAILABLE INFORMATION
  We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Vibe Ventures Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

 We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

 We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by Kenne Ruan CPA, PLLC 40 Hemlock Hollow Road, Woodbridge, CT, USA, 06525 telephone: 203-824-0441.
 The Company may have limited reporting obligations under
 Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Company is required to file periodic reports with the SEC when the Company issues any class of securities for which a registration statement is filed pursuant to the Securities Act of 1933 (The "Securities Act"). The reporting obligations under Section 15 (d) are automatically suspended when (1) the Company lists said equity on an exchange), or (2) at the beginning of the Company's fiscal year, the class of securities covered by the registration statement is held of record by fewer than 300 persons.

37

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
 To the Board of Directors and Stockholders
 Vibe Ventures Inc.
 (A  Development Stage Company)


 We have reviewed the accompanying balance sheet of Vibe Ventures Inc.(A development stage company) as of July 31, 2010, and the related statements of income, stockholders' equity and comprehensive income, and cash flows for the nine months ended July 31, 2010. These financial statements are the responsibility of the Company's management.

 We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).
 A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is sunstantially less in scope than an audit conducted in accordance with the standards of the Public Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as awhole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with the accounting principles generally accepted in the United States of America.



 /s/Kenne Ruan, CPA, P.C.

 Woodbridge, Connecticut
 November 24, 2010

38


                      FINANCIAL STATEMENTS
                       Vibe Ventures Inc.
                  (A Development Stage Company)

                       Vibe Ventures Inc.
                  (A Development Stage Company)
                    Statements of Operations
              For the Year Ending October 31, 2009


General and Administrative Expenses

Filing Fees                                                    $194

Bank Charges                                                   $20

Wiring Fees                                                    $43

Operating Loss                                                 $(257)

Net (loss) for the period                                      $(257)

Net (loss) per share - Basic and Diluted                       $-

Weighted Average Shares Outstanding - Basic and Diluted        4,000,000



The accompanying notes are an integral part of these financial statements.

39


                       Vibe Ventures Inc.
                  (A Development Stage Company)
                     Statement of Cash Flows
              For the Year Ending October 31, 2009


                                                                           October 31, 2009

Cash Flow from Operating Activities

       Net loss for the Period                                             $(257)

            Imputed interest on related party transactions                 -

Changes in non-cash working capital items

       Accounts payable and accrued liabilities                            -

Net Cash Flow Used in Operating Activities                                 (257)

Financing Activities

       Share Capital Contribution                                          $4,000

       Shareholder Loan                                                    $340

Net Cash Flow Provided by Financing Activities                             $4,340

Net Change in Cash                                                         $4,083

Cash, Beginning of Period                                                  -

Cash, End of Period                                                        $4,083

The accompanying notes are an integral part of these financial statements


40


                       Vibe Ventures Inc.
                  (A Development Stage Company)
                         Balance Sheets
                    As at October  31, 2009

                                                                 October 31, 2009

Assets

Current Assets - Cash and Cash Equivalents                                 $4,083

Website Development Costs                                                  -

TOTAL ASSETS                                                               $4,083

Liabilities

Current Liabilities

             Accounts Payable and Accrued Liabilities - Related Party      -

             Shareholder Loan                                              $340

TOTAL CURRENT LIABILITIES                                                  $340

Stockholders' Equity - Common Stock

             Authorized:4,000,000 common shares at $0.01 par value         $4,000

             Deficit Accumulated during Development Stage                  $(257)

TOTAL STOCKHOLDERS' EQUITY                                                 $3,743

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                                $4,083

The accompanying notes are an integral part of these financial statements







                       Vibe Ventures Inc.
                  (A Development Stage Company)
               Statements of Stockholders' Equity
                   (Expressed in U.S. Dollars)
                        October 31, 2009

                Common Stock                      Additional       Deficit          Total
                Shares           Amount           Paid-in Capital  Accumulated      Stockholders'
                                                                   During the       Equity
                                                                   Developmental
                                                                   Stage

Common Stock
issued for      4,000,000        $4,000                                             $4,000
cash at $0.001
per share,
October 31,
2009

Net Loss for
the Year End                                                       (257)            (257)
October 31,
2009

Balance, as at
October 31,     4,000,000        $4,000           -                (257)            $3,743
2009


The accompanying notes are an integral part of these financial statements.




 41

                      Vibe Ventures Inc.
                  (A Development Stage Company)
                Notes to the Financial Statements
               For the Year Ended October 31, 2009

 NOTE 1   Organization and Nature or Business
 Vibe Ventures Inc. ("the company") was incorporated on October ,29 2009. The Company is in the development stage as defined under the FASB Accounting Standards Codification (ASC)
 Topic 915 Development Stage Entities.



 NOTE 2   Going Concern
 The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $257.00 as of October 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.


 NOTE 3 - Summary of Significant Accounting Policies
 BASIS OF PRESENTATION

 The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in US dollars.


 USE OF ESTIMATES AND ASSUMPTIONS
 The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Development Stage Company
  The Company complies with the FASB Accounting Standards
Codification (ASC)
 Topic 915 Development Stage Entities and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

 Impairment of Long Lived Assets
 The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.


 Foreign Currency Translation
 The Company's functional currency is the Canadian dollar and its reporting currency is the U.S. dollar.

42

 Financial Instruments
 The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

 Income Taxes
 Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

 Basic Income (Loss) Per Share Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of October 31, 2009.

 Basic and Diluted Net Loss Per Share
  In accordance with FASB No. , "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at October 31 , 2009 diluted net loss per share is equivalent to basic net loss per share.

 Stock Based Compensation
  Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718 Compensation - Stock Compensation. To date,
 the Company has not adopted a stock option plan and has not granted any stock options.

 Comprehensive Income
  The Company adopted FASB Topic 220, Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

43

The Company has no elements of "other comprehensive income" during the period ended October 31, 2010.

 Accounting Basis
 The Company uses the accrual basis of accounting and accounting principles generally accepted in the United
 States of America ("GAAP" accounting). The Company has adopted a October 31 fiscal year end.

 Dividends
 The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

 Revenue Recognition
 The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

 New Accounting Standards
 Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

 Recent Accounting Pronouncements
 In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled "Subsequent Events". Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10)provides that financial statements are considered "issued" when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively.

 In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. ("SFAS 168" or
 ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company's results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

 As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

44

 With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company's financial position, operations or cash flows.

 NOTE 4   Common Stock
 In October 29 2009, the Company issued 4,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $4,000.

 There were 4,000,000 shares of common stock issued and outstanding as of October 31, 2009.


 .NOTE 5- Commitments And Contingencies
 The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

 NOTE 6   Subsequent Events
 In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to October 31, 2009 has determined that it does not have any material subsequent events to disclose in these financial statements.


 NOTE 7- Loan From Shareholder
 On October 29, 2009, the sole Director and  President Hong Mai
 Ma loaned the Company $340. The loan is unsecured, non-interest bearing, and due on demand.
 The balance due to the shareholder is $340 as of October 31, 2009.

45
                       Vibe Ventures Inc.
                  (A Development Stage Company)
                         Balance Sheets
                    As of  October  31, 2009

                                                            For the Three Months  For the Year
                                                                                  Ended October,
                                                                        Ended     31, 2009
                                                                                  (Unaudited)
                                                                    January 31,
                                                                2010 (Unaudited)

Assets

Current Assets - Cash and Cash Equivalents                       $2,568           $ 4,083

Website Development Costs                                        -                -

TOTAL ASSETS                                                     $2,568           $ 4,083

Liabilities

Current Liabilities

             Accounts Payable and Accrued Liabilities - Related  -                -
Party

             Shareholder Loan                                    $340             $340

TOTAL CURRENT LIABILITIES                                        $340             $340

Stockholders' Equity - Common Stock

             Authorized:4,000,000 common shares at $0.01 par     $4,000           $4,000
value

             Deficit Accumulated during Development Stage        $(1,772)         $(257)

TOTAL STOCKHOLDERS' EQUITY                                       $2,228           $3,743

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                      $2,568           $4,083

                       Statement of Cash Flows
         For the Period from October 19,2009 (Inception) to
                October 31, 2009 and January 31, 2010

                                                           For the Three        For the Year Ended
                                                           Months Ended         October 31, 2009
                                                           January 31, 2010     (Unaudited)
                                                           (Unaudited)

Cash Flow from Operating Activities

               Net loss for the Period                     $  (1,515)           $(257)

            Imputed interest on related party transactions -

Changes in non-cash working capital items

               Accounts payable and accrued liabilities    -

Net Cash Flow Used in Operating Activities                 $(1,515)             $(257)

Financing Activities

               Share Capital Contribution                  -                    $4,000

               Shareholder Loan                            -                    $340

Net Cash Flow Provided by Financing Activities             -                    $4,340

Net Change in Cash                                         $(1,515)             $4,083

Cash, Beginning of Period                                  $4,083               -

Cash, End of Period                                        $2,568               $4,083

The accompanying notes are an integral part of these financial statements.
                       Statements of Operations
           For the Period from October 19, 2009 (Inception)
               to October 31, 2009 and January 31, 2010

General and Administrative Expenses                         For the Three       For the Year Ended
                                                            Months Ended        October 31, 2009
                                                            January 31, 2010    (Unaudited)
                                                            (Unaudited)


Filing Fees                                                 -                   $194

Bank Charges                                                $15                 $20

Wiring Fees                                                 -                   $43

Professional Fees                                           $1,500              -

Operating Loss                                              $(1,515)            $(257)

Net (loss) for the period                                   $(1,515)            $(257)

Net (loss) per share - Basic and Diluted                    -                   -

Weighted Average Shares Outstanding - Basic and Diluted     4,000,000           4,000,000

The accompanying notes are an integral part of these financial statements.




                    Statements of Stockholders' Equity
                        (Expressed in U.S. Dollars)
                   October 31, 2009 and January 31, 2010

                Common Stock                      Additional       Deficit          Total
                Shares           Amount           Paid-in Capital  Accumulated      Stockholders'
                                                                   During the       Equity
                                                                   Developmental
                                                                   Stage

Common Stock
issued for      4,000,000        $4,000                                             $4,000
cash at $0.001
per share,
October 31,
2009

Net Loss for
the Year End                                                       $(257)           $(257)
October 31,
2009

Net Loss for
the period End                                                     $(1,515)         $(1,515)
January 31,
2010

Balance, as at
October 31,     4,000,000        $4,000           -                $(1,772)         $2,228
2009

The accompanying notes are an integral part of these financial statements.
48
                        Vibe Ventures Inc.
                  (A Development Stage Company)
                Notes to the Financial Statements
               For the Year Ended October 31, 2009 to
                the six months ended April 30, 2010



   1.       Nature and Continuance of Operations
 The Company is a development stage company, which was incorporated on October 19, 2009.
 Operations started on that Date.

 The company has incurred a deficit of $ 1,515.00 since its inception. The six months ended interim financial statements have are unaudited

 The Company's year-end is October 31.

 2.       Capital Stock
 On October 18, 2009, the Company issued 4,000,000 common shares at $0.001 per share to the sole director of the Company for the total proceeds of $4,000.

 3.       Related Party Transactions
 The Company's sole officer has loaned the company $340.00 without interest and fixed term of repayment.

 4.       Summary of Significant Accounting Policies
 The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

49

 The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

 Development Stage Company
  The Company complies with the FASB Accounting Standards
Codification (ASC)
 Topic 915 Development Stage Entities and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

 Impairment of Long Lived Assets
  Long-lived assets are reviewed for impairment in accordance with ASC Topic 360, "Accounting for the Impairment or Disposal of Long- lived Assets". Under ASC Topic 360, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

 Foreign Currency Translation
 The Company is located and operating outside of the United
 States of America. It maintains its accounting records in U.S.
 Dollars, as follows:

 At the transaction date, each asset, liability, revenue, and expense is translated into U.S. dollars by the use of exchange rates in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

 The Company's currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce its potential exposure to foreign currency risk.
 Financial Instruments

 The carrying value of the Company's financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

50

 Income Taxes
 The Company uses the assets and liability method of accounting for income taxes in accordance with FASB Topic 740 (Income Tax). Under this method, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

 Basic and Diluted Net Loss Per Share
 In accordance with FASB No. 260, "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at October 31, 2009, diluted net loss per share is equivalent to basic net loss per share.

 Stock Based Compensation
 The Company accounts for stock options and similar equity
 instruments issued in accordance with ASC Topic 718 Compensation Stock Compensation. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected
 vesting period.   Transactions in which goods or services are
 received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more
 reliably measurable.   ASC Topic 718 Compensation  Stock Compensation
 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

 The Company did not grant any stock options during the period ended April 3, 2010.

51

 Comprehensive Income
  The Company adopted FASB Topic 220, Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.
 The Company has no elements of "other comprehensive income" during the period ended April 30, 2010.

 New Accounting Standards
 Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

 In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

52

 In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements An Amendment of ARB No. 51, which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parents equity, (b) clearly identify and present both the parents and the non-controlling interest attributable consolidated net income on the face of the consolidated statement of income, (c) consistently account for changes in parents ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly, (d) measure of any gain, loss or retained non-controlling equity at fair value after a subsidiary is deconsolidated, and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. This Statement also clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods on or after December 15, 2008. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

  In December 2007, the FASB issued SFAS 141R, Business Combinations - Revised 2007, which replaces FASB Statement No. 141, Business Combinations. SFAS 141R establishes principles and requirements intending to improve the relevance, representational faithfulness, and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects. This is accomplished through requiring the acquirer to recognize assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date, measured at their acquisition-date fair values. This includes contractual contingencies only if it is more likely than not that they meet the definition of an asset or a liability in FASB Concepts Statement No. 6, Elements of Financial Statements - a replacement of FASB Concepts Statement No. 3. This statement also requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. However, this statement improves the way in which an acquirers obligations to make payments conditioned on the outcome of future events are recognized and measured, which in turn improves the measure of goodwill. This statement also defines a bargain purchase as a business combination in which the total acquisition-date fair value of the consideration transferred plus any non-controlling interest in the acquiree, and it requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer. This therefore improves the representational faithfulness and completeness of the information provided about both the acquirers earnings during the period in which it makes a bargain purchase and the measures of the assets acquired in the bargain purchase. The Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

53

================================================================


                       Vibe Ventures Inc.
                  (A Development Stage Company)
                         Balance Sheets
                    As of October  31, 2009 and July 31, 2010

                             As of July       As of April,   As of January,  As of October,
                             31, 2010         30, 2010        31, 2010       31, 2009
                            (Unaudited)      (Unaudited)     (unaudited)    (Audited)



Assets

Current Assets - Cash and      $568            $568            $2,568          $ 4,083
Cash Equivalents

Website Development Costs      -               -               -               -

TOTAL ASSETS                   $568            $568            $2,568          $ 4,083

Liabilities

Current Liabilities

             Accounts Payable  -               -               -               -
and Accrued Liabilities -
Related Party

             Shareholder Loan  $340            $340            $340            $340

TOTAL CURRENT LIABILITIES      -               -               $340            $340

Stockholders' Equity - Common
Stock

                               $4,000          $4,000          $4,000          $4,000
Authorized:4,000,000 common
shares at $0.01 par value

             Deficit           $(3,772)        $(3,772)        $(1,772)        $(257)
Accumulated during
Development Stage

TOTAL STOCKHOLDERS' EQUITY     $228            $228            $2,228          $3,743

TOTAL LIABILITIES AND          $568            $568            $2,568          $4,083
STOCKHOLDERS'  EQUITY

                       Statement of Cash Flows
         For the Period from October 19,2009 (Inception) to
                  October 31, 2009 and July 31, 2010

                            As of July 31,  As of April    As of  January    As of October 31,
                            2010            30, 2010       31, 2010          2009 (Audited)
                            (Unaudited)     (Unaudited)    (Unaudited)

Cash Flow from Operating
Activities

Net loss for the Period     -               $(2,000)       $  (1,515)        $(257)

Imputed interest on         -               -              -                 -
related party transactions

Changes in non-cash
working capital items

               Accounts     -               -              -                 -
payable and accrued
liabilities

Net Cash Flow Used in       -               $(2,000)       $(1,515)          $(257)
Operating Activities

Financing Activities

               Share        -               -              -                 $4,000
Capital Contribution

               Shareholder  -               -              -                 $340
Loan

Net Cash Flow Provided by   -               -              -                 $4,340
Financing Activities

Net Change in Cash          -               $(2,000)       $(1,515)          $4,083

Cash, Beginning of Period   $568            $2,568         $4,083            -

Cash, End of Period         $568            $568           $2,568            $4,083

The accompanying notes are an integral part of these financial statements.
                       Statements of Operations
           For the Period from October 19, 2009 (Inception)
               to October 31, 2009 and January 31, 2010

General and         For the Nine  For the       For the     For the     For the     For the
Administrative      Months Ended  Three Months  Three       Three       Year Ended  Period From
Expenses            July 31,      Ended July    Months      Months      October     Inception
                    2010          31, 2010      Ended       Ended       31, 2009    (October
                    (Unaudited)   (Unaudited)   April 30,   January     (Unaudited) 19, 2006)
                                                2010        31, 2010                to July 31,
                                                (Unaudited) (Unaudited)             2010
                                                                                    (Audited)


Filing Fees         -             -             $2,000      -           $194        $2,194

Bank Charges        -             -             -           $15         $20         $35

Wiring Fees         -             -             -           -           $43         43

Professional Fees   -             -             -           $1,500      -           $1,500

Operating Loss      -             -             $(2,000)    $(1,515)    $(257)      $(3,772)

Net (loss) for the  -             -             $(2,000)    $(1,515)    $(257)      $(3,772)
period

Net (loss) per      -             -             -           -           -           -
share - Basic and
Diluted

Weighted Average    4,000,000     4,000,000     4,000,000   4,000,000   4,000,000   4,000,000
Shares Outstanding
- Basic and Diluted

The accompanying notes are an integral part of these financial statements.




                    Statements of Stockholders' Equity
                        (Expressed in U.S. Dollars)
                    October 31, 2009 and July 31, 2010

                Common Stock                      Additional       Deficit          Total
                Shares           Amount           Paid-in Capital  Accumulated      Stockholders'
                                                                   During the       Equity
                                                                   Developmental
                                                                   Stage

Common Stock
issued for      4,000,000        $4,000                                             $4,000
cash at $0.001
per share,
October 31,
2009

Net Loss for
the Year End                                                       $(257)           $(257)
October 31,
2009 (Audited)

Net Loss for
the period End                                                     $(1,515)         $(1,515)
January 31,
2010

Balance, as at
January 31,     4,000,000        $4,000           -                $(1,772)         $2,228
2009
(Unaudited)

Net Loss for                                                       $(2,000)         $(2,000)
the Period
Ended April
30, 2010

Balance, as at  4,000,000        $4,000           -                $3,772           $228
April 30, 2010
(Unaudited)

Net Loss for    -                -                -                -                -
the Period
Ended July 31,
2010

The accompanying notes are an integral part of these financial statements.


55

                        Vibe Ventures Inc.
                  (A Development Stage Company)
                Notes to the Financial Statements
               For the Year Ended October 31, 2009 to
                the nine months ended July 31, 2010



   1.       Nature and Continuance of Operations
 The Company is a development stage company, which was incorporated on October 19, 2009.
 Operations started on that Date.

 The company has incurred a deficit of $ 3,772.00 since its inception. The nine months ended interim financial statements have are unaudited

 The Company's year-end is October 31.

 2.       Capital Stock
 On October 18, 2009, the Company issued 4,000,000 common shares at $0.001 per share to the sole director of the Company for the total proceeds of $4,000.

 3.       Related Party Transactions
 The Company's sole officer has loaned the company $340.00 without interest and fixed term of repayment.

 4.       Summary of Significant Accounting Policies
 The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

 The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

 Development Stage Company
  The Company complies with the FASB Accounting Standards
Codification (ASC)
 Topic 915 Development Stage Entities and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

 Impairment of Long Lived Assets
  Long-lived assets are reviewed for impairment in accordance with ASC Topic 360, "Accounting for the Impairment or Disposal of Long- lived Assets". Under ASC Topic 360, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

56
 Foreign Currency Translation
 The Company is located and operating outside of the United
 States of America. It maintains its accounting records in U.S.
 Dollars, as follows:

 At the transaction date, each asset, liability, revenue, and expense is translated into U.S. dollars by the use of exchange rates in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

 The Company's currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce its potential exposure to foreign currency risk.
 Financial Instruments

 The carrying value of the Company's financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

 Income Taxes
 The Company uses the assets and liability method of accounting for income taxes in accordance with FASB Topic 740 (Income Tax). Under this method, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

 Basic and Diluted Net Loss Per Share
 In accordance with FASB No. 260, "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at October 31, 2009, diluted net loss per share is equivalent to basic net loss per share.

 Stock Based Compensation
 The Company accounts for stock options and similar equity instruments issued in accordance with ASC Topic 718 Compensation Stock Compensation. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected
 vesting period.   Transactions in which goods or services are
 received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more
 reliably measurable.   ASC Topic 718 Compensation Stock Compensation
 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

 The Company did not grant any stock options during the period ended July 31, 2010.

 Comprehensive Income
  The Company adopted FASB Topic 220, Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.
 The Company has no elements of "other comprehensive income" during the period ended July 31, 2010.

 New Accounting Standards
 Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

57

 In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

 In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements An Amendment of ARB No. 51, which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parents equity, (b) clearly identify and present both the parents and the non-controlling interest attributable consolidated net income on the face of the consolidated statement of income, (c) consistently account for changes in parents ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly, (d) measure of any gain, loss or retained non-controlling equity at fair value after a subsidiary is deconsolidated, and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. This Statement also clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods on or after December 15, 2008. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

  In December 2007, the FASB issued SFAS 141R, Business Combinations - Revised 2007, which replaces FASB Statement No. 141, Business Combinations. SFAS 141R establishes principles and requirements intending to improve the relevance, representational faithfulness, and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects. This is accomplished through requiring the acquirer to recognize assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date, measured at their acquisition-date fair values. This includes contractual contingencies only if it is more likely than not that they meet the definition of an asset or a liability in FASB Concepts Statement No. 6, Elements of Financial Statements - a replacement of FASB Concepts Statement No. 3. This statement also requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. However, this statement improves the way in which an acquirers obligations to make payments conditioned on the outcome of future events are recognized and measured, which in turn improves the measure of goodwill. This statement also defines a bargain purchase as a business combination in which the total acquisition-date fair value of the consideration transferred plus any non-controlling interest in the acquiree, and it requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer. This therefore improves the representational faithfulness and completeness of the information provided about both the acquirers earnings during the period in which it makes a bargain purchase and the measures of the assets acquired in the bargain purchase. The Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.


58


                             PART II

 INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 24. Indemnification of Directors and Officers

 Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Nevada law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  Item 25. Other Expenses of Issuance and Distribution

 The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

 Nature of Expense
 Amount

 SEC Registration Fee
 $223.20

 Accounting Fees and Expenses
 $2,500

 Legal Fees and Expenses
 $2,500

 Total
 $5,223.20

 Item 26. Recent Sales of Unregistered Securities

59

  The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

 On October 29, 2009 we issued a total of 4,000,000 shares of our common stock to our Principal Executive Officer and Treasurer, Hong Mei Ma. The purchase price for such shares was equal to their par value, $0.001 per share, amounting in the aggregate for all 4,000,000 shares to $4,000. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe these issuances were exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made in an offshore transaction and only to the following individuals who are all non-U.S. citizens, all in accordance with the requirements of Regulation S of the Securities Act.

 CAPITAL STOCK
 On October 29, 2009, the Company issued 4,000,000 common shares at $0.001 per share to the sole director of the Company for the total proceeds of $4,000.

 RELATED PARTY TRANSACTIONS
 The Company's sole officer has loaned the company $340.00 without interest and fixed term of repayment

 EXHIBITS
 The following Exhibits are filed as part of this Registration
 Statement:

 Exhibit No.     Document Description

 3.1             Articles of Incorporation


 4.1          Specimen Stock Certificate to be attached to  final
                 S-1

 5.1          Opinion of law firm

 23.1            Consent of Kenne Ruan, Certified Public Accountant.

 99.b            Bylaws

 99.1            Subscription Agreement

 Item 27. Undertakings

 The undersigned Registrant hereby undertakes to:

60

 (a)(1) File, during any   period in which it offers or sells
 securities, a post-effective amendment to this registration statement to:

 (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

 (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

 (iii) Include any additional or changed material information on the plan of distribution.

 (2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

 (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

 (4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

 (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

 In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 (c) That, for the purpose of determining liability under the Securities Act to any purchaser:

 (2) If the Registrant is subject to Rule 430C,

 Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

61

  SIGNATURES
   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this amendment to this registration statement to be signed on our behalf by the undersigned, in the City of Changchun, China on January 20 ,2011.

                                             Vibe Ventures Inc.

                                               /s/ Hong Mei Ma
                                               Name:Hong Mei Ma

                            Title:   Principal Executive Officer,
                                     President,
                                     Chief Executive Officer,
                                     Principal Accounting Officer,
                                     Principal Financial Officer




  POWER OF ATTORNEY

 Know all men by these presents, that each person whose signature appears below constitutes and appoints, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his place and stead, in any and all capacities, to sign any and all further amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in the connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and on the dates indicated:

 Person                Capacity
Date

 /s/ Hong Mei Ma       Principal Executive Officer
 January 20, 2011
                             President, Chief Executive Officer,

                       Principal Financial Officer and Director

 /s/ Hong Mei Ma       Secretary, Treasurer and Director
January 20, 2011






 62